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                                                                   Exhibit 23.11

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 10, 2000, with respect to the financial statements of Provider Technology Group (a division of Blue Cross Blue Shield of Massachusetts) for the year ended December 31, 1999 in the Registration Statement (Form S-4) of Healtheon/WebMD Corporation and the related Proxy Statement/Prospectus of OnHealth Network Company for the registration of the merger of Healtheon/WebMD Corporation and OnHealth Network Company.


                                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 27, 2000